UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2015

ISLE OF CAPRI CASINOS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20538 (Commission File Number)	41-1659606 (IRS Employer Identification Number)

600 Emerson Road, Suite 300, St. Louis, Missouri (Address of principal executive offices)	63141 (Zip Code)

(314) 813-9200
(Registrant’s telephone number, including area code)

N/A
Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On April 7, 2015, Isle of Capri Casinos, Inc. (the “Company”) announced that it commenced an offering (the “Offering”) of an additional $150 million aggregate principal amount of its 5.875% Senior Notes due 2021 (the “2021 Notes”), of which $350.0 million aggregate principal amount were originally issued on March 5, 2013.  The additional 2021 Notes will have the same terms and be treated as the same class as the outstanding 2021 Notes, except that the additional 2021 Notes will be subject to transfer restrictions until the Company consummates a registered exchange offer or they are sold pursuant to an effective resale shelf registration statement. The 2021 Notes are fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by each of the Company’s domestic subsidiaries that guarantees the Company’s senior secured credit facility. The additional 2021 Notes are being offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside of the United States in compliance with Regulation S of the Securities Act.

Concurrently with the Offering, the Company announced that it had commenced a cash tender offer (the “Tender Offer”) for any and all of its outstanding 7.75% Senior Notes due 2019 (the “2019 Notes”) for a total consideration of $1,043.00 for each $1,000 principal amount of 2019 Notes validly tendered and not withdrawn before the expiration time, which is scheduled to be 5:00 p.m., New York City time, on April 13, 2015.

The Company intends to use the net proceeds from the Offering, together with additional borrowings under its senior secured credit facility and cash on hand, to fund (i) the purchase of the 2019 Notes pursuant to the Tender Offer, (ii) the redemption of any and all 2019 Notes that remain outstanding following consummation of the Tender Offer and (iii) the payment of related fees and expenses of the Offering and the Tender Offer.

The additional 2021 Notes have not been registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and until so registered, the additional 2021 Notes may not be offered or sold in the United States to, or for the account or benefit of, any United States person except pursuant to an exemption from the registration requirements of the Securities Act and other applicable securities laws.

These announcements were contained in press releases, copies of which are filed under Item 9.01 hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference. As stated in the offering memorandum for the Offering, the Company is currently finalizing plans for the previously disclosed transition of its Bettendorf, Iowa, riverboat casino to a land-based facility at a currently estimated project cost of $55-60 million (consistent with the proceeds received by the Company from the fiscal 2014 sale of its Davenport, Iowa, riverboat casino). The Company anticipates presenting its plans to the Iowa Racing and Gaming Commission for approval on April 16, 2015, and — assuming approval — then completing the bid process and seeking other necessary permits and approvals to commence construction.

Forward-Looking Statements

This Current Report on Form 8-K may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively, by various factors, including, without limitation, licensing and other regulatory approvals, financing sources, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the Company’s financial condition, results of operations and expansion projects is included in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the most recently ended fiscal year.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Press release announcing commencement of private offering

99.2	Press release announcing commencement of tender offer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.

Date: April 7, 2015	By:	/s/ Eric L. Hausler
	Name:	Eric L. Hausler
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release announcing commencement of private offering

99.2	Press release announcing commencement of tender offer